EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT




To the Board of Directors and Stockholders of CraftClick.com, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CraftClick.com, Inc. (the "Company") of our report dated April 14, 2000, which appears in the Company's Annual Report on Form 10-KSB for the year ended March 31, 2000.

/s/ MANTYLA MCREYNOLDS
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MANTYLA MCREYNOLDS

Salt Lake City, Utah
May 11, 2001